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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF THE COMPANY


Direct Subsidiary:      Columbia County Farmers National Bank, chartered under
                        the laws of the United States of America, a national
                        banking association.

Direct (50% Owned)
Subsidiary:             Neighborhood Group, Inc., incorporated under the laws of
                        the Commonwealth of Pennsylvania.


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